Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement on Form S-3 of our report dated March 10, 2017, with respect to the consolidated financial statements of Carolina Financial Corporation and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016.

/s/ Elliott Davis, LLC

Elliott Davis, LLC (formerly known as Elliott Davis Decosimo, LLC)

Greenville, South Carolina

January 12, 2018